October 8, l999

C.E. "Rick" Strattan

Cyclodextrin Technologies Development Inc.
3713-3 SW 42nd Avenue
Gainesville, FL  32608


Dear Mr. Strattan:

You may extend your lease for the above premises for two additional years at the current rate of $21,888 per year, beginning November 1, l999. This extension includes the purchase option.

If you agree, please sign below.

Sincerely,


/s/ Lowell D. Chesborough            10/7/99
---------------------------------  -------------------
Lowell D. Chesborough
General Partner
The Activity Center, Ltd.

I Agree,

/s/ C.E. Rick Strattan                10/7/99
---------------------------------  ------------------
C.E. "Rick" Strattan
Individually and as President, CTD, Inc.